UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2009

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GENERAL METALS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

000-24189

(Commission File Number)

65-0488983

(IRS Employer Identification No.)

615 Sierra Rose Drive, Suite 1, Reno NV 89511

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (775) 583-4636

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

On June 18, 2009, we issued 11,661,665 shares of our common stock at a purchase price of $0.015 per share for gross proceeds of $174,880 to seventeen (17) subscribers.

On June 18, 2009, we issued 1,005,000 shares of our common stock at a purchase price of $0.02 per share for gross proceeds of $20,100 to three (3) subscribers.

On June 18, 2009, we issued 750,000 shares of our common stock at a purchase price of $0.05 per share for gross proceeds of $37,500 to two (2) subscribers.

On June 18, 2009, we issued 540,000 shares of our common stock at a purchase price of $0.25 per share for gross proceeds of $13,500 to three (3) subscribers.

Effective June 18, 2009, we issued 650,000 common shares to an officer of our company as compensation for an error in the original calculation.

Effective June 18, 2009, we issued 66,666 common shares to as a finder’s fee in connection with private placements of our company representing fees in the amount of $5,200.

Effective June 18, 2009, we issued 1,000,000 common shares as a discovery bonus to one (1) individual in connection with the identification and analysis of the Hill Zone at the Independence Project.

All of the securities were issued to U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

99.1

General Metals Raises Over $303,000 Via Private Placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

/s/ STEPHEN PARENT
Stephen Parent
President and Chief Executive Officer

Date: June 26, 2009